Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-141321, 333-134296, and 333-125362 on Form S-3 and Registration Statement Nos. 333-198065 on Form S-8 of our reports dated March 12, 2021, relating to the consolidated financial statements of Vidler Water Resources, Inc. (formely PICO Holdings, Inc.) and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 12, 2021